Second Quarter 2026 Earnings Release Conference Call
July 30, 2026

Drew Konop – Terex Corporation – Vice President, Investor Relations
Good morning and welcome to the Terex Corporation (“Terex” or “Company”) second quarter 2026 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined today by Simon Meester, President and Chief Executive Officer, and Jennifer Kong, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by question-and-answer.
Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. These risks are described in greater detail in the earnings materials and in reports filed with the Securities and Exchange Commission. On this call, we will be discussing non-GAAP financial information, including adjusted figures that we believe are useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll hand it over to Simon.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer
Thanks Drew. Good morning and thank you for joining us today. Terex delivered a strong second quarter, with revenue of $2.2 billion, increasing 8.5% compared to last year on a proforma basis. The quarter’s performance reflects revenue growth in all segments, improved earnings conversion, and progress against the strategic priorities we’ve laid out in the past two years. Today, I’ll begin with our consolidated performance and the demand backdrop we are seeing across the portfolio. I’ll then discuss how each segment is executing against those market conditions before providing an update to our full-year guidance, and Jenn will then take you through the detailed financials. At the consolidated level, second quarter performance was supported by revenue growth and improved earnings conversion, both sequentially and year-over-year. Adjusted EBITDA of $269 million increased $26 million or 10.7% versus last year on a pro-forma basis, driven by meaningful improvements, especially in the Materials Processing (“MP”) and Specialty Vehicles (“SV”) segments. Bookings increased 25% year-over-year on a proforma basis. Our backlog of $6.9 billion provides solid coverage and supports our confidence in the second half and today’s updated full-year outlook. From a macro perspective, the demand environment for our business is positive and improving in many of our verticals. United States (“U.S.”) non-residential construction is benefiting from the on-going transition of planned projects to new starts, supporting demand across multiple segments. Year to date, U.S. non-residential construction starts rose 18% to $368 billion, driven by momentum in data centers, energy investments, and civil projects such as bridge, water, and sewage infrastructure. Mega project starts totaled approximately $80 billion year to date through May, creating increased opportunities for many of our businesses. Across our end markets, we are seeing higher utilization rates for our products, increasing capital expenditures by our customers, and positive sentiment from channel partners. These indicators and our bookings trend support our view that demand is growing in many of our verticals.
Looking ahead, policy and infrastructure activity in Washington also provides a promising backdrop, including enactment of the 21st Century ROAD to Housing Act and introduction of the BUILD America 250 Act. The timing and implementation of these programs may vary, but the direction of public and private investment is supportive. Healthy municipal budgets and replacement needs support demand for fire apparatus, ambulances, refuse collection vehicles, and related equipment. Within SV, during the quarter, the city of Chicago approved the purchase of 80 fire trucks and 40 ambulances as part of its fleet replacement plan. The breadth of our specialty vehicle portfolio allows us to serve communities of all sizes, and because these are essential assets that municipalities replace on a regular cycle, they provide a recurring source of replacement demand. In Environmental Solutions (“ES”), long-term demand is supported by a large installed base of refuse collection vehicles, digital and aftermarket activity, and robust transmission demand in Utilities. While the segment is navigating a temporary softness in refuse collection vehicles, Environment Solutions Group’s (“ESG”) second quarter bookings increased versus the prior year, the first year-over-year increase since the first quarter of 2025, indicating that a momentum could be building going into 2027. Long-term demand for BUILD America 250 Act is intact, including a regular replacement cycle and customer interest in technologies such as automated side loaders, 3rd Eye camera systems, and back-office software that can improve productivity and safety for our customers and their operators. Terex Utilities is benefiting from demand tied to grid modernization, renewable energy investment, data center related power needs, and storm hardening activities, which we expect to support the business over the next several years. In MP, the U.S. mobile crushing and screening market is showing growth in fleet utilization and rent to purchase conversions. We also saw increased bookings for material handling and concrete mixers, which supports our view that the segment’s overall demand is broadening. In Aerials, customer demand is supported by non-residential construction activity, with customer mix in the quarter skewed toward national accounts that have greater exposure to megaprojects.
Turning to execution, I believe it is important to point out that after we completed the two largest transactions in our history in just the last two years, both the ESG acquisition and the merger with REV are trending above their respective business cases, to date. Across our new and bigger portfolio, our focus is to convert backlog more profitably, improve throughput, realize synergies, and continue to bring exciting new products to market for our customers. The second quarter demonstrated our progress in all those areas. Starting with SV, the REV Group integration is proceeding well and the segment delivered record earnings performance. The teams are executing against the integration plan, and synergy realization is progressing as expected. Our near-term priorities for the segment are to improve throughput, reduce lead times, and expand capacity in targeted product categories. During the quarter, we made significant progress with the expansion of our ladder truck plant in Ocala, Florida, and we are nearing completion of the expansion in Brandon, South Dakota. The Brandon investment is intended to increase capacity of the S180 semi-custom pumper and further reduce lead times, directly supporting our longer-term growth objectives. We expect the first deliveries from our Brandon expansion within the fourth quarter.
In ES, ESG is making progress with its ongoing manufacturing efficiency improvements in an already world class facility. In Utilities, we are aggressively ramping up shipments to keep up with the accelerating demand and are executing our planned capacity expansion. Utilities also introduced the TRX product line, including 4 different models with different working heights, eliminating the need for a Commercial Driver’s License, giving our customers more flexibility to operate their fleet. The product line is an industry first with a production unit of a 55-foot aerial on a Class 6 chassis. In Aerials, the team continued to navigate tariff headwinds and execute mitigation efforts in their supply chain and improve operational efficiency. As expected, our price/cost position improved in the second quarter, and we believe the full year will be price/cost neutral based on the visibility we have within our backlog and our on-going cost-out actions. Before turning to our 2026 guidance, let me provide an update on our strategic review of the Aerials segment. We are pleased with the progress we are making. We have interest from multiple parties and are working towards an outcome that maximizes value for our shareholders. We do not have any specific details to share at this time, but we will update you as the process unfolds. Based on our second quarter performance, our backlog coverage, and synergy pipeline, we are raising our full-year guidance. The increase reflects strong first-half execution overall, increased volume in Aerials, and improved performance in MP. We now expect sales of $7.9 to $8.2 billion, adjusted EBITDA of $960 to $1.0 billion, adjusted EPS of $4.70 to $5.10, and with that, I'll turn it over to Jenn to walk through the financials in more detail.

Jennifer Kong-Picarello – Terex Corporation – Senior Vice President and Chief Financial Officer
Thank you, Simon, and good morning everyone. Let’s review our second quarter results, starting with consolidated performance on slide 4. Consolidated sales including the results of SV were $2.24 billion, up $751M or 51% as reported. On a proforma basis, excluding the sale of the Cranes and Midwest businesses, sales increased $175 million, or 8.5%, with growth across each of our segments. Adjusted EBITDA margin was 12.0%, compared to 11.8% on a proforma basis in the prior year. Adjusted EBITDA increased by $26 million driven by healthy demand for our products, operational execution and realized synergies, in spite of significantly higher tariffs compared to this time last year. Adjusted earnings per share was $1.37, including a net benefit of $8 million from IEEPA tariff refunds, plus a one-time unfavorable customs-related accrual. Working capital continues to improve. Net working capital declined to 15.2% of sales, compared to 16.7% in the first quarter and 22.8% a year ago, primarily driven by the merger with REV Group. We generated $128 million of operating cash flow and $101 million of free cash flow within the quarter. Net debt ended the quarter was $2.28 billion, including $407 million of cash on hand, and net leverage improved to 2.3X net debt to 12-month adjusted EBITDA. We also returned $20 million to shareholders through dividends in the quarter.
Turning to segment performance, starting with ES on slide 5. ES sales increased by $26 million, or 5.9% versus the prior year, to $456 million. Growth was driven by strong demand and increased shipments in Terex Utilities which more than offset temporary softness in demand for ESG. Despite the temporary unfavorable mix, the segment reported an adjusted EBITDA margin of 17.5%, down 250 basis points year over year due to the aforementioned unfavorable mix, coupled with production ramp up inefficiencies, and lower absorption in ESG.

Moving to MP on slide 6. MP sales increased 11.1%, or $47 million, to $464 million, driven by healthy demand, particularly for mobile crushers in the U.S. supported by infrastructure, data centers, and other industrial projects.
Adjusted EBITDA margin expanded 440 basis points to 18.8%, reflecting a favorable product mix, and price/cost discipline. One-time benefits contributed approximately 180 basis points to the margin performance within the quarter.
Turning to SV on slide 7. SV sales increased $38 million, or 6.2%, to $650 million, driven by improved throughput in fire. SV adjusted EBITDA margin improved 210 basis points, to 14.5%, compared to last year, reflecting favorable mix, operational efficiencies, and price realization, partially offset by cost inflation.
Turning to Aerials on slide 8. Aerials sales increased 10.9% year-over-year to $673 million, driven by demand from national accounts that’s supported by the mega projects. Adjusted EBITDA margin was 5.7% in the quarter, down 340 basis points from last year, which had significantly less tariff impact. As expected, Aerials improved margin sequentially in the second quarter by 560 basis points, reflecting improving price/cost dynamics and higher production volumes. We are on track to be price/cost neutral for the year. The IEEPA refunds we received in the quarter were offset by a one-time unfavorable customs accrual. Please note Terex is not accruing for future refunds not yet received.
Turning to bookings on slide 9. As Simon mentioned, consolidated second quarter bookings were $2 billion, up $400 million or 25% year-over-year on a proforma basis. In ES, bookings were $417 million, an increase of 18% versus last year’s quarter mostly driven by Utilities. We expect bookings in Utilities to be solid for years to come, and our focus is to ramp throughput to meet the accelerating demand. In ESG, bookings were up year-over-year, which could indicate momentum is building going into 2027. Having said that, given the conversations with our customers and suppliers, we no longer expect a material second half pre-buy of refuse collection vehicles ahead of the 2027 EPA regulation. As a result, we are updating our second half ES segment revenue outlook to low-single digit growth. MP second quarter bookings of $469 million increased 18% on a proforma basis. While Aggregates demand was the main driver, bookings also increased meaningfully in material handling. MP ended the quarter with $599 million in backlog, up $232 million or 63% year over year, supporting an updated full year outlook of low double digit sales growth. This implies high-single digit year-over-year growth in the second half. SV bookings were $588 million in the quarter, up 9% versus the prior year, led by the previously announced city of Chicago order. Increased throughput drove higher sales and lowered the segment’s backlog, as intended. We expect the segment will execute against its backlog and our outlook remains high-single digit revenue growth for the year. Finally, Aerials second quarter bookings of $530 million reflect 71% growth versus last year particularly from national customers tied to large, funded projects in infrastructure and non-residential construction. Aerials ended the quarter with $914 million in backlog, an increase of $200 million or 28% versus the prior year. Given Aerials first half performance, healthy bookings, and backlog visibility, we are updating the full-year outlook to low-double digit sales growth.
Now turn to slide 10 for our update to the consolidated 2026 outlook. We’re operating in a complex environment with many macroeconomic variables and geo-political uncertainties and results could change negatively or positively. The outlook we’re providing today reflects our current portfolio and does not account for any cost to achieve the synergies, purchase accounting adjustments or other non-recurring items. Today we are increasing our outlook for the year with 2026 sales expected to grow approximately 7.4% at the mid-point on a proforma basis to a range of $7.9 to $8.2 billion.
We now expect proforma EBITDA to grow by approximately $124 million or 14.5% year over year to between $960 million and $1 billion, or 12.2% EBITDA margin at the midpoint. Included in our EBITDA outlook is approximately $28M of synergies that we are well on our way to realizing. Updated guidance reflects 22% incremental adjusted EBITDA margin conversion at the midpoint, proforma, despite a dynamic tariff environment. We anticipate interest and other expenses to be approximately $185 million, based on average debt outstanding of $2.7 billion. The effective tax rate for the full year is still expected to be 21%, despite favorability in the first half of the year. We now expect 2026 EPS between $4.70 and $5.10, with slightly more earnings per share in the third quarter, and a typical seasonal stepdown expected in the fourth quarter. Please note, the share count for the second half will be approximately 114 million. Finally, we expect to deliver $300 to $350 million of free cash flow in 2026. With that, I’ll turn it back to Simon for his closing remarks.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer
Thanks, Jenn. I would like to thank everyone again for joining today’s call. Just to quickly summarize what we shared today, we see strong demand from most of the markets we compete in and we see clear momentum from the execution of our strategy. The REV integration is progressing as planned, our synergy pipeline is building, and the new SV segment is improving throughput quarter after quarter. ES is well positioned with its manufacturing know-how, digital offering and multi-year demand in Utilities. MP is executing effectively and, together with Aerials, benefiting from investments in infrastructure, datacenters, manufacturing and overall power generation. We are raising our full-year guidance because of the performance we delivered in the first half, the visibility we have in the backlog, and the momentum we are building. Taken together, these results demonstrate the strength of the new Terex, a more diversified, more resilient, and higher-performing company with clear opportunities to grow, improve margins, generate cash, and create value. I want to thank our global team members for their dedication, our customers and dealers for their partnership, and our shareholders for their confidence in Terex. And with that, we’ll turn the call over to the operator for questions.